                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY



                              $5,600,000 TERM LOAN



                                CREDIT AGREEMENT



                                  by and among

                            CHAMPION INDUSTRIES, INC.
                              INTERFORM CORPORATION
                         U.S. TAG & TICKET COMPANY, INC.
                             BOURQUE PRINTING, INC.
                          SMITH & BUTTERFIELD CO., INC.
                          DALLAS PRINTING COMPANY, INC.
                       THE CHAPMAN PRINTING COMPANY, INC.
                                STATIONERS, INC.
                              DONIHE GRAPHICS, INC.
                            CAROLINA CUT SHEETS, INC.
                               CHMP LEASING, INC.
                          BLUE RIDGE PRINTING CO., INC.
                                 ROSE CITY PRESS
                               THE MERTEN COMPANY


                                       and


                         PNC BANK, NATIONAL ASSOCIATION






                           Dated as of March 13, 1998





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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE



1. CERTAIN DEFINITIONS............................................................................................1
         1.1 Certain Definitions..................................................................................1
         1.2 Construction........................................................................................12
                  1.2.1 Number; Inclusion........................................................................13
                  1.2.2 Determination............................................................................13
                  1.2.3 Bank's Discretion and Consent............................................................13
                  1.2.4 Documents Taken as a Whole...............................................................13
                  1.2.5 Headings.................................................................................13
                  1.2.6 Implied References to this Agreement.....................................................13
                  1.2.7 Persons..................................................................................13
                  1.2.8 Modifications to Documents...............................................................13
         1.3 Accounting Principles...............................................................................14

2. TERM LOAN.....................................................................................................14
         2.1 The Commitments.....................................................................................14
         2.2 Commitment Fees.....................................................................................15
         2.3 Term Notes..........................................................................................15
         2.4 Use of Proceeds.....................................................................................15

3. INTEREST RATES................................................................................................15
         3.1 Interest Rate Options...............................................................................15
         3.2 Interest Periods....................................................................................16
                  3.2.1 Initial Period...........................................................................16
                  3.2.2 Subsequent Periods.......................................................................16
                  3.2.3 Rate Quotations..........................................................................16
                  3.2.4 Ending Date and Business Day.............................................................16
                  3.2.5 Termination Before Expiration Date.......................................................16
         3.3 Interest After Default..............................................................................17
         3.4 Euro-Rate Unascertainable...........................................................................17
                  3.4.1 Unascertainable..........................................................................17
                  3.4.2 Illegality; Increased Costs; Deposits Not Available......................................17
                  3.4.3 Bank's Rights............................................................................18

4. PAYMENTS......................................................................................................18
         4.1 Payments............................................................................................18
         4.2 Interest Payment Dates..............................................................................18
         4.3 Principal...........................................................................................19
         4.4 Prepayments.........................................................................................19


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

                  4.4.1 Right to Prepay..........................................................................19
                  4.4.2 Change of Lending Office.................................................................19
         4.5 Additional Compensation in Certain Circumstances....................................................20
                  4.5.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy
                             Requirements, Expenses, Etc.........................................................20
                  4.5.2 Indemnity and Compensation...............................................................21

5. REPRESENTATIONS AND WARRANTIES................................................................................21
         5.1 Representations and Warranties......................................................................21
                  5.1.1 Organization and Qualification...........................................................21
                  5.1.2 Capitalization and Ownership.............................................................21
                  5.1.3 Subsidiaries.............................................................................22
                  5.1.4 Power and Authority......................................................................22
                  5.1.5 Validity and Binding Effect..............................................................22
                  5.1.6 No Conflict..............................................................................23
                  5.1.7 Litigation...............................................................................23
                  5.1.8 Title to Properties......................................................................23
                  5.1.9 Financial Statements.....................................................................23
                  5.1.10 Use of Proceeds; Margin Stock...........................................................24
                  5.1.11 Full Disclosure.........................................................................24
                  5.1.12 Taxes...................................................................................24
                  5.1.13 Consents and Approvals..................................................................25
                  5.1.14 No Event of Default; Compliance with Instruments........................................25
                  5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc..........................................25
                  5.1.16 Security Interests......................................................................25
                  5.1.17 Insurance...............................................................................26
                  5.1.18 Compliance with Laws....................................................................26
                  5.1.19 Material Contracts; Burdensome Restrictions.............................................26
                  5.1.20 Investment Companies; Regulated Entities................................................26
                  5.1.21 Plans and Benefit Arrangements..........................................................27
                  5.1.22 Employment Matters......................................................................28
                  5.1.23 Environmental Matters...................................................................28
                  5.1.24 Senior Debt Status......................................................................29
         5.2 Updates to Schedules................................................................................29

6. CONDITIONS OF LENDING.........................................................................................30
         6.1 First Loan.  On the Closing Date:...................................................................30
         6.2 Each Additional Loan................................................................................32

7. COVENANTS.....................................................................................................32
         7.1 Affirmative Covenants...............................................................................32

                                       66


                  7.1.1 Preservation of Existence, Etc...........................................................33
                  7.1.2 Payment of Liabilities, Including Taxes, Etc.............................................33
                  7.1.3 Maintenance of Insurance.................................................................33
                  7.1.4 Maintenance of Properties and Leases.....................................................33
                  7.1.5 Maintenance of Patents, Trademarks, Etc..................................................33
                  7.1.6 Visitation Rights........................................................................34
                  7.1.7 Keeping of Records and Books of Account..................................................34
                  7.1.8 Plans and Benefit Arrangements...........................................................34
                  7.1.9 Compliance with Laws.....................................................................34
                  7.1.10 Use of Proceeds.........................................................................34
         7.2 Negative Covenants..................................................................................35
                  7.2.1 Indebtedness.............................................................................35
                  7.2.2 Liens....................................................................................36
                  7.2.3 Guaranties...............................................................................36
                  7.2.4 Loans and Investments....................................................................36
                  7.2.5 Liquidations, Mergers, Consolidations and Acquisitions...................................37
                  7.2.6 Dispositions of Assets or Subsidiaries...................................................38
                  7.2.7 Affiliate Transactions...................................................................38
                  7.2.8 Continuation of or Change in Business....................................................38
                  7.2.9 Plans and Benefit Arrangements...........................................................38
                  7.2.10 Fiscal Year.............................................................................39
                  7.2.11 Changes in Organizational Documents.....................................................39
                  7.2.12 Capital Expenditures and Leases.........................................................40
                  7.2.13 Minimum Fixed Charge Coverage Ratio.....................................................40
                  7.2.14 Maximum Leverage Ratio..................................................................40
                  7.2.15 Minimum Tangible Net Worth..............................................................40
         7.3 Reporting Requirements..............................................................................41
                  7.3.1 Quarterly Financial Statements...........................................................41
                  7.3.2 Annual Financial Statements..............................................................41
                  7.3.3 Certificate of the Borrowers.............................................................41
                  7.3.4 Notice of Default........................................................................42
                  7.3.5 Notice of Litigation.....................................................................42
                  7.3.6 Certain Events...........................................................................42
                  7.3.7 Budgets, Forecasts, Other Reports and Information........................................42
                  7.3.8 Notices Regarding Plans and Benefit Arrangements.........................................43

8. DEFAULT.......................................................................................................44
         8.1 Events of Default...................................................................................45
                  8.1.1 Payments Under Loan Documents............................................................45
                  8.1.2 Breach of Warranty.......................................................................45
                  8.1.3 Breach of Negative Covenants or Visitation Rights........................................45
                  8.1.4 Breach of Other Covenants................................................................45
                  8.1.5 Defaults in Other Agreements or Indebtedness.............................................45


                                       67


                  8.1.6 Final Judgments or Orders................................................................46
                  8.1.7 Loan Document Unenforceable..............................................................46
                  8.1.8 Uninsured Losses; Proceedings Against Assets.............................................46
                  8.1.9 Notice of Lien or Assessment.............................................................46
                  8.1.10 Insolvency..............................................................................46
                  8.1.11 Events Relating to Plans and Benefit Arrangements.......................................47
                  8.1.12 Cessation of Business...................................................................47
                  8.1.13 Change of Control.......................................................................47
                  8.1.14 Involuntary Proceedings.................................................................48
                  8.1.15 Voluntary Proceedings...................................................................48

         8.2 Consequences of Event of Default....................................................................48
                  8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings........48
                  8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.....................................48
                  8.2.3 Set-off..................................................................................49
                  8.2.4 Suits, Actions, Proceedings..............................................................49
                  8.2.5 Application of Proceeds..................................................................49

9. MISCELLANEOUS.................................................................................................50
         9.1 Modifications, Amendments or Waivers................................................................50
         9.2 No Implied Waivers; Cumulative Remedies; Writing Required...........................................50
         9.3 Reimbursement and Indemnification of Bank by the Borrowers; Taxes...................................50
         9.4 Holidays............................................................................................51
         9.5 Notices.............................................................................................51
         9.6 Severability........................................................................................52
         9.7 Governing Law.......................................................................................53
         9.8 Prior Understanding.................................................................................53
         9.9 Duration; Survival..................................................................................53
         9.10 Successors and Assigns.............................................................................53
         9.11 Confidentiality....................................................................................53
         9.12 Counterparts.......................................................................................54
         9.13 Bank's Consent.....................................................................................54
         9.14 Exceptions.........................................................................................54
         9.15 CONSENT TO FORUM; WAIVER OF JURY TRIAL.............................................................54

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE

SCHEDULE 1.1(P)              -      PERMITTED LIENS
SCHEDULE 5.1.2               -      CAPITALIZATION
SCHEDULE 5.1.3               -      SUBSIDIARIES, PARTNERSHIPS AND LLC INTERESTS
SCHEDULE 5.1.21              -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.23              -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1               -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(T)               -      TERM NOTE
EXHIBIT 7.3.3                -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is dated as of March 13, 1998, and is made by and among CHAMPION INDUSTRIES, INC., a West Virginia corporation ("Champion"), INTERFORM CORPORATION, a Pennsylvania corporation, U.S. TAG & TICKET COMPANY, INC., a Maryland corporation, BOURQUE PRINTING, INC., a Louisiana corporation, SMITH & BUTTERFIELD CO., INC., an Indiana corporation, DALLAS PRINTING COMPANY, INC., a Mississippi corporation, THE CHAPMAN PRINTING COMPANY, INC., a West Virginia corporation, STATIONERS, INC., a West Virginia corporation, DONIHE GRAPHICS, INC., a Tennessee corporation, CAROLINA CUT SHEETS, INC., a West Virginia corporation, CHMP LEASING, INC., a West Virginia corporation, BLUE RIDGE PRINTING CO., INC., a North Carolina corporation, ROSE CITY PRESS, a West Virginia corporation and THE MERTEN COMPANY, an Ohio corporation (each a "Borrower" and collectively and jointly and severally, the "Borrowers"), and PNC BANK, NATIONAL ASSOCIATION ("Bank").

                                   WITNESSETH:

                  WHEREAS, the Borrowers have requested the Bank to provide term loans to the Borrowers in an aggregate principal amount of up to Five Million Six Hundred Thousand Dollars ($5,600,000) for the purpose of refinancing existing equipment leases and financing equipment purchases; and

                  WHEREAS, the Bank is willing to provide such credit upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                  1. CERTAIN DEFINITIONS

                           1.1      CERTAIN DEFINITIONS.

                              In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                                AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                                AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                                ANNUAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.9(i).

                                AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Bank from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Borrowers required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Bank.

                                BANK shall mean PNC Bank, National Association and its respective successors and assigns as permitted hereunder.

                                BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by PNC Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or
         (ii) the Federal Funds Effective Rate plus 0.5% per annum.

                                BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                                BORROWERS shall have the meaning given in the recitals to this Agreement.

                                BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and on which dealings in dollar deposits are carried on in the London interbank market.

                                CLOSING DATE shall mean the Business Day on which the Term Loans shall be made, which shall be March 13, 1998, or such other time and place as the parties agree.

                                CONSIDERATION shall mean with respect to any
Permitted Acquisition, the aggregate of (i) the net present value paid by any Borrower, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any Borrower, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Borrower in connection therewith, (iv) 50% of the value of stock transferred, and (v) the net present value of any other consideration given or obligation incurred by any Borrower in connection therewith.

                                CONSOLIDATED CASH FLOW FROM OPERATIONS for any
period of determination shall mean the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and cash income tax expense minus non-cash credits to net income, all measured on a rolling four quarters basis of the Borrowers for such period determined and consolidated in accordance with GAAP.

                                CONSOLIDATED TANGIBLE NET WORTH shall mean as of
any date of determination total stockholders' equity less intangible assets of the Borrowers as of such date determined and consolidated in accordance with GAAP.

                                DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $
shall mean lawful money of the United States of America.

                               ENVIRONMENTAL COMPLAINT shall mean any written
complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                               ENVIRONMENTAL CONDITIONS shall mean any
conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                               ENVIRONMENTAL LAWS shall mean all federal, state,
local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                               ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                               ERISA GROUP shall mean, at any time, the
Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                               EURO-RATE shall mean with respect to the Term
Loans, the interest rate per annum for any Interest Period determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive and binding upon the

Borrowers, absent manifest error on the part of the Bank) to be equal to the offered rates for deposits in Dollars for the applicable Euro-Rate Interest Period which appears on Page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m. Greenwich Mean Time, two
(2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro Rate =       OFFERED RATE ON TELERATE PAGE 3750
         1.00 - Euro-Rate Reserve Percentage

If more than one offered rate appears on Page 3750 of the TELERATE reporting system or similar system, the rate will be the arithmetic mean of such offered rates. The Euro-Rate shall be adjusted with respect to the balance of the Term Loans outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                                EURO-RATE RESERVE PERCENTAGE shall mean the
maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Bank which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                                EVENT OF DEFAULT shall mean any of the events
described in Section 8.1 and referred to therein as an "Event of Default."

                                FEDERAL FUNDS EFFECTIVE RATE for any day shall
mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                                FINANCIAL PROJECTIONS shall have the meaning
assigned to that term in Section 5.1.9(ii).

                                FIXED CHARGE COVERAGE RATIO shall mean the ratio
of Consolidated Cash Flow from Operations to Fixed Charges.


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

                                FIXED CHARGES shall mean for any period of
determination the sum of interest expense, cash income taxes, scheduled principal installments on indebtedness (as adjusted for prepayments), the unfunded portion of capital expenditures and payments under capitalized leases of the Borrowers for such period determined and consolidated in accordance with GAAP.

                                GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                                GUARANTY of any Person shall mean any obligation
of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business and indemnities.

                                INDEBTEDNESS shall mean, as to any Person at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                                INELIGIBLE SECURITY shall mean any security
which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                                INSOLVENCY PROCEEDING  shall mean, with respect
to any Person, (a) case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or
(b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

                                INTEREST PERIOD shall have the meaning assigned
to such term in Section 3.2.

                                INTERNAL REVENUE CODE shall mean the Internal
Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                                LABOR CONTRACTS shall mean all employment
agreements, employment contracts, collective bargaining agreements and other agreements among any Borrower and its employees.

                                LAW shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                                LIEN shall mean any mortgage, deed of trust,
pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                                LLC INTERESTS shall have the meaning given to
such term in Section 5.1.3.

                                LOAN DOCUMENTS shall mean this Agreement, the
Term Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                                MATERIAL ADVERSE CHANGE shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Borrowers taken as a whole,
(c) impairs materially or could reasonably be expected to impair materially the ability of the Borrowers taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                                MATURITY DATE shall mean March 1, 2003 with
respect to the Tranche A Loan and December 1, 2003 with respect to the Tranche B Loan.

                                MONTH, with respect to an Interest Period, shall
mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                                MULTIBANK CREDIT AGREEMENT shall mean the Credit
Agreement by and among Champion Industries, Inc., the banks party thereto and the Bank as Agent, dated as of March 31, 1997 as the same may be amended from time to time.

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

                                MULTIEMPLOYER PLAN shall mean any employee
benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                                MULTIPLE EMPLOYER PLAN shall mean a Plan which
has two or more contributing sponsors (including any Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                               NOTICES shall have the meaning assigned to that
term in Section 9.5.

                               OBLIGATION shall mean any obligation or liability
of the Borrowers to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Term Notes, or any other Loan Document.

                                OFFICIAL BODY shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                                PARTNERSHIP INTERESTS shall have the meaning
given to such term in Section 5.1.3.

                                PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                                PERMITTED ACQUISITION shall have the meaning
assigned to such term in Section 7.2.5.

                                PERMITTED INVESTMENTS shall mean:

                                    (i)     direct obligations of the United
States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve
(12) months or less from the date of acquisition;

                                    (ii) commercial paper maturing in 180 days
or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

                                    (iii) demand deposits, time deposits or
certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; and

                                    (iv) Investments shown on SCHEDULE 1.1(P).

                           PERMITTED LIENS shall mean:

                                    (i)     Liens, security interests and
mortgages in favor of the Bank;

                                    (ii) Liens, security interests and mortgages
in favor of the Bank pursuant to the Multibank Credit Agreement;

                                    (iii) Liens for taxes, assessments, or
similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                                    (iv) Pledges or deposits made in the
ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                                    (v)     Liens of mechanics, materialmen,
warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                                    (vi) Good-faith pledges or deposits made in
the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                                    (vii) Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                                    (viii) Liens on property leased by the
Borrowers under capital and operating leases permitted in Section 7.2.12 securing obligations of the Borrowers to the lessor under such leases;

                                    (ix) Any Lien existing on the date of this
Agreement and described on SCHEDULE 1.1(P), as the debt underlying such Lien may be refinanced or replaced (but the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien) and a replacement Lien placed thereon;

                                    (x) Purchase Money Security Interests,
PROVIDED that the aggregate amount of Purchase Money Indebtedness secured by such Purchase Money Security Interests shall not exceed the limitations on Purchase Money Indebtedness set forth in Section 7.2.1(iv);

                                    (xi) The following, (A) if the validity or
amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy

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

and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not, in the aggregate, materially impair the ability of such Borrower to perform its Obligations hereunder or under the other Loan Documents:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, PROVIDED that the Borrowers maintain such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual
                  Liens.

                           (4) Liens resulting from final judgments or orders
                  described in Section 8.1.6; and

                                PERSON shall mean any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                                PLAN shall mean at any time an employee pension
benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                                POTENTIAL DEFAULT shall mean any event or
condition which with notice, passage of time or a determination by the Bank would constitute an Event of Default.

                                PRINCIPAL OFFICE shall mean the main banking
office of the Bank in Pittsburgh, Pennsylvania.

                                PROHIBITED TRANSACTION shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                                PROPERTY shall mean all real property, both
owned and leased, of the Borrowers.

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

                                PURCHASE MONEY INDEBTEDNESS shall mean any loan
or deferred payment obligation of the Borrowers secured by a Purchase Money Security Interest.

                                PURCHASE MONEY SECURITY INTEREST shall mean
Liens upon tangible property securing loans to the Borrowers or deferred payments by the Borrowers for the purchase of such tangible property.

                                RATIO shall mean the ratio of the Borrower's
Total Senior Indebtedness to Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA"). For purposes of the Ratio, Total Senior Indebtedness shall be measured as of the end of each fiscal quarter and EBITDA shall be measured as of the end of each fiscal quarter for the previous four fiscal quarters.

                                REGULATED SUBSTANCES shall mean any substance,
including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                                REGULATION U shall mean Regulation U, T, G or X
as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                                REPORTABLE EVENT shall mean a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                                SECTION 20 SUBSIDIARY  shall mean the Subsidiary
of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                                SECURITY AGREEMENTS shall mean the Security
Agreements in substantially the form of EXHIBIT 1.1(S) executed and delivered by each of the Borrowers to the Bank.

                                SHARES shall have the meaning assigned to that
term in Section 5.1.2.

                                STANDARD & POOR'S shall mean Standard & Poor's
Ratings Services.

                                SUBSIDIARY of any Person at any time shall mean
(i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                                SUBSIDIARY SHARES shall have the meaning
assigned to that term in Section 5.1.3.

                                TRANCHE B LOAN COMMITMENT EXPIRATION DATE shall
mean March 12, 1999.

                                TERM LOANS shall have the meaning assigned to
that term in Section 2.1.

                                TERM NOTES shall mean collectively and Term Note
shall mean separately all of the Term Notes of the Borrowers in the form of
Exhibit 1.1(T) evidencing the Tranche A Loan and the Tranche B Loan together with all amendments, extensions, renewals, replacements refinancings or refunds thereof in whole or in part.

                                TOTAL SENIOR INDEBTEDNESS shall mean as to the
Borrowers, taken as a whole, the sum of all borrowed money and all reimbursement obligations under any letters of credit.

                                TRANCHE A LOAN shall have the meaning assigned
to that term in Section 2.1.

                                TRANCHE B LOAN shall have the meaning assigned
to that term in Section 2.1.

                                TRANCHE B LOAN COMMITMENT shall mean $3,000,000.

                  1.2      CONSTRUCTION.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                           1.2.1    NUMBER; INCLUSION.


                       references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                           1.2.2    DETERMINATION.

                       references to "determination" of or by the Bank shall be deemed to include good-faith estimates by the Bank (in the case of quantitative determinations) and good-faith beliefs by the Bank (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

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

                           1.2.3    BANK'S DISCRETION AND CONSENT.

                           whenever the Bank is granted the right herein to
act in its sole discretion or to grant or withhold consent such right shall be exercised reasonably and in good faith;

                           1.2.4    DOCUMENTS TAKEN AS A WHOLE.

                           the words "hereof," "herein," "hereunder,"
"hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                           1.2.5    HEADINGS.

                           the section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                           1.2.6    IMPLIED REFERENCES TO THIS AGREEMENT.

                           article, section, subsection, clause, schedule
and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                           1.2.7    PERSONS.

                           reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; and

                           1.2.8    MODIFICATIONS TO DOCUMENTS.

                           reference to any agreement (including this
Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

                  1.3      ACCOUNTING PRINCIPLES.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9(i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrowers' regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrowers' financial statements at that time.


                                2. TERM LOAN

                           2.1      THE COMMITMENTS.

                           (a)      $2,6000,000 TERM LOAN.  Subject to the terms
and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make a term loan to the Borrowers on the Closing Date in a principal amount equal to Two Million Six Hundred Thousand Dollars and No/100 ($2,600,000.00) ("Tranche A Loan").

                           (b)      EQUIPMENT LINE/TERM CREDIT FACILITY.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make additional term loans to the Borrowers in the maximum aggregate principal amount of Three Million Dollars and No/100 ($3,000,000.00) ("Tranche B Loan") which can be drawn on until the Tranche B Commitment Expiration Date to finance equipment acquisitions by the Borrowers. The Borrowers shall request advances for Tranche B Loans by submitting invoices to the Bank for equipment acquisitions. If the Bank finds the invoice in order, and if the face amount of the invoice, together with all Tranche B Loans then outstanding, would not exceed the Tranche B Loan Commitment, the Bank will advance the face amount of the invoice to the Borrowers.

                  The term loans described in subparagraphs (a) and (b) above shall be known collectively as the "Term Loans," each a "Term Loan." The Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under this Section 2.1.

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

                  2.2      COMMITMENT FEES.

                  Accruing from the date hereof until the Tranche B Commitment Expiration Date, the Borrowers agree to pay to the Bank as consideration for the Bank's Equipment Line/Term Credit Facility Commitment hereunder, a commitment fee equal to one-fourth percent (1/4%) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily unborrowed amount of the Tranche B Loan Commitment as the same may be constituted from time to time. All Commitment Fees shall be payable in arrears on the last Business Day of the January, April, July, and October immediately following the date hereof and on the Tranche B Commitment Expiration Date or upon acceleration of the Term Notes, if sooner.

                  2.3      TERM NOTES.

                  The Obligation of the Borrowers to repay the unpaid principal amount of the Term Loans made to it by the Bank, together with interest thereon, shall be evidenced by a Tranche A Term Note and a Tranche B Term Note, each dated the date of this Agreement.

                  2.4      USE OF PROCEEDS.

                  The proceeds of the Tranche A Loan shall be used by the Borrowers to refinance their existing equipment leases. The proceeds of the Tranche B Loans shall be used to finance the Borrowers' equipment acquisitions.


                                3. INTEREST RATES

                  3.1      INTEREST RATE OPTIONS.

                           The Borrowers shall pay interest in respect of the
outstanding unpaid principal amount of Term Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below. If at any time the designated rate applicable to the Term Loans made by the Bank exceeds the Bank's highest lawful rate, the rate of interest on such Term Loan shall be limited to the Bank's highest lawful rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                           (a)      BASE RATE OPTION:  A fluctuating rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus one-half percent (1/2%), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                           (b)      EURO-RATE OPTION:  The Euro-Rate applicable
to the Term Loan shall be a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) determined by reference to the Ratio as follows:

                  RATIO                                       EURO-RATE +
                  -----                                       -----------

                  >=  2.00 X                                  175 basis points

                                       83


                  >=  1.50 X < 2.00 X                         150 basis points
                  <  1.50  X                                  125 basis points

                           (c)      ASSUMED DESIGNATION.  If with respect to any
Loan the Borrowers do not designate an interest rate option, the Base Rate shall apply.

                  3.2      INTEREST PERIODS.

                           3.2.1    INITIAL PERIOD.

                           From time to time, the Borrowers may specify one or
more interest periods during which the Euro-Rate shall apply to the Term Loans. Such initial interest period, and all subsequent interest periods elected by the Borrowers (each being an "Interest Period") shall be one, two, three or six Months in duration.

                           3.2.2    SUBSEQUENT PERIODS.

                           At least three (3) Business Days prior to the
expiration of the Interest Period then in effect, the Borrowers shall submit a written request (the "Euro-Rate Request") to the Bank specifying the term of the next Interest Period to which the Euro-Rate shall apply.

                           3.2.3    RATE QUOTATIONS.

                           The Borrowers may call the Bank on or before the date
on which a Euro-Rate Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.

                           3.2.4    ENDING DATE AND BUSINESS DAY.

                           Any Interest Period which would otherwise end on a
date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

                           3.2.5    TERMINATION BEFORE EXPIRATION DATE.

                           The Borrowers shall not select, convert to or renew
an Interest Period for any portion of the Term Loans that would end after the applicable Maturity Date.

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

                  3.3      INTEREST AFTER DEFAULT.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, the rate of interest applicable to the entire outstanding balance of the Term Loans shall be increased to a rate of interest equal to the Base Rate plus 2.0% per annum (the "Default Rate"). The Borrowers acknowledge that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Term Loans or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by the Bank.

                  3.4      EURO-RATE UNASCERTAINABLE.

                           3.4.1    UNASCERTAINABLE.

                           If on any date on which a Euro-Rate would otherwise
be determined, the Bank shall have determined that:

                                       (i)  adequate and reasonable means do not
exist for ascertaining such Euro-Rate, or

                                       (ii) a contingency has occurred which
materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Euro-Rate, the Bank shall have the rights specified in Section 3.4.3.

                           3.4.2    ILLEGALITY; INCREASED COSTS; DEPOSITS NOT
AVAILABLE.

                           If at any time the Bank shall have determined that:

                                       (i)  the making, maintenance or funding
of any Loan to which a Euro-Rate would otherwise apply has been made impracticable or unlawful by compliance by the Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                                       (ii) such Euro-Rate would not adequately
and fairly reflect the cost to the Bank of the establishment or maintenance of any such Term Loan, or


                                       (iii)after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate would otherwise apply, are not available to the Bank at the effective cost of funding a proposed Loan in the London interbank market, then the Bank shall have the rights specified in Section 3.4.3.

                           3.4.3    BANK'S RIGHTS.

                           In the case of any event specified in Section 3.4.1
or Section 3.4.2 above, the Bank shall promptly so notify the Borrowers thereof, and in the case of an event specified in Section 3.4.2 above, the Bank shall promptly endorse a certificate to such notice as to the specific circumstances of such notice, and the Bank shall promptly send copies of such notice and certificate to the Borrowers. If the Bank notifies the Borrowers of a determination under Section 3.4.1 or Section 3.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.5.2, on the date specified in such notice either convert the outstanding balance of the applicable Term Loan to the Base Rate or prepay the applicable Term Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, the then outstanding balance of the Term Loan shall automatically be converted to the Base Rate upon such specified date.


                                   4. PAYMENTS

                  4.1      PAYMENTS.

                  All payments and prepayments to be made in respect of principal, interest, or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Bank at the Principal Office in U.S. Dollars and in immediately available funds. The Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                  4.2      INTEREST PAYMENT DATES.

                  Interest on the outstanding balance of the Term Loans shall be due and payable in arrears on the tenth Business Day of each month beginning April 14, 1998 and on the applicable Maturity Date or upon acceleration of the Term Notes. Interest on the principal amount of the Term Loans or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

                  4.3      PRINCIPAL

                  The Tranche A Term Loan shall be repaid in 59 equal consecutive monthly installments of $43,333.33 each, beginning April 1, 1998. All remaining principal and interest will be due and owing on March 1, 2003. The Tranche B Term Loan shall be repaid in 60 equal consecutive monthly installments, based on the outstanding balance on the Tranche B Commitment Expiration Date, beginning January 1, 1999 and ending December 1, 2003.

                  4.4      PREPAYMENTS.

                           4.4.1 RIGHT TO PREPAY.

                           The Borrowers shall have the right at its option from
time to time to prepay the Term Loans in whole or part without premium or penalty (except as provided in Section 4.5) unless the Borrowers have selected a Euro-Rate Option and the Euro Rate contract is terminated early, in which case the Borrowers shall be liable for a penalty in the amount of the Bank's cost to terminate such contract.

                           Whenever the Borrowers desire to prepay any part of
the Term Loan, they shall provide a prepayment notice to the Bank at least one
(1) Business Day prior to the date of prepayment of the Term Loans setting forth the following information:

                           (x)      the date, which shall be a Business Day, on
which the proposed prepayment is to be made;

                           (y)      the total principal amount of such
prepayment, which shall not be less than $100,000 and

                           (z) the Commitment under which the Term Loan was
made.

                           All prepayment notices shall be irrevocable.  All
Term Loan prepayments permitted pursuant to this Section 4.5.1 shall be applied first to the unpaid installments of principal of the Tranche B Loan in the inverse order of scheduled maturities and second to the unpaid installments of principal of the Tranche A Loan in inverse order of maturities. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify and compensate the Bank under Section 4.5.2.

                           4.4.2    CHANGE OF LENDING OFFICE

                           The Bank agrees that upon the occurrence of any event
giving rise to increased costs or other special payments under Section 3.4.2 (Illegality, etc.) or 4.5.1 (Increased Costs, etc.) with respect to the Bank, it will if requested by the Borrowers use reasonable efforts (subject to overall policy considerations of the Bank) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that the Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section
4.5.2 shall affect or postpone any of the Obligations of the Borrowers or the rights of the Bank provided in this Agreement.

                  4.5      ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                           4.5.1    INCREASED COSTS OR REDUCED RETURN RESULTING
FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                           If any Law, guideline or interpretation or
application thereof by any Official

Body charged with the interpretation or administration thereof enacted or made after the date of this Agreement or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body made after the date of this Agreement:

                                       (i)  subjects the Bank to any tax or
changes the basis of taxation with respect to this Agreement, the Term Notes, the Term Loans or payments by the Borrowers of principal, interest or other amounts due from the Borrowers hereunder or under the Term Notes (except for taxes on the overall net income or gross receipts of the Bank),

                                       (ii) imposes, modifies or deems
applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Bank, or

                                       (iii)imposes, modifies or deems
applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or other credits or commitments to extend credit extended by, the Bank, or (B) otherwise applicable to the obligations of the Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Bank with respect to this Agreement, the Term Notes or the making, maintenance or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Bank's capital, taking into consideration the Bank's customary policies with respect to capital adequacy) by an amount which the Bank in its sole discretion deems to be material, the Bank shall from time to time notify the Borrowers of the amount determined in good faith (using any averaging and attribution methods employed in good faith including allocation to the Borrowers of pro rated amounts ) by the Bank to be necessary to compensate the Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. The Bank will use reasonable efforts to avoid such increase in costs, reduction of income, additional expense or reduced rate of return . Notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to the Bank thirty (30) Business Days after such notice is given.

                           4.5.2    INDEMNITY AND COMPENSATION.

                           In addition to the compensation required by Section
4.5.1, the Borrowers shall indemnify and compensate each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to fund or maintain any portion of the Term Loans subject to the Euro-Rate) which the Bank sustains or incurs as a consequence of any default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder.

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                           If the Bank sustains or incurs any such loss or
expense, it shall from time to time notify the Borrowers of the amount determined in good faith by the Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Bank shall deem reasonable) to be necessary to indemnify and compensate the Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination and shall be binding absent manifest error. Such amount shall be due and payable by the Borrowers to the Bank ten (10) Business Days after such notice is given.


                        5. REPRESENTATIONS AND WARRANTIES

                  5.1      REPRESENTATIONS AND WARRANTIES.

                  The Borrowers jointly and severally represent and warrant to the Bank on the date of this Agreement as follows:

                           5.1.1 ORGANIZATION AND QUALIFICATION.

                           Each of the Borrowers is a corporation, duly
organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Borrowers has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each of the Borrowers is duly licensed or qualified and in good standing in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                           5.1.2    CAPITALIZATION AND OWNERSHIP.

                           The authorized capital stock of Champion consists of
20,000,000 shares of Common Stock, $1 par value, of which 8,464,167 shares (referred to herein as the "Shares") are issued and outstanding. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on SCHEDULE 5.1.2.

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                           5.1.3    SUBSIDIARIES.

                           SCHEDULE 5.1.3 states the name of each of the
Borrowers (other than Champion Industries, Inc.), its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Each of the Borrowers has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 5.1.3.

                           5.1.4    POWER AND AUTHORITY.

                           Each of the Borrowers has full power to enter into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                           5.1.5    VALIDITY AND BINDING EFFECT.

                           This Agreement has been duly and validly executed and
delivered by each of the Borrowers, and each other Loan Document which any Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or general equitable principles.

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                           5.1.6    NO CONFLICT.

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by the Borrowers nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrowers or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Borrower is a party or by which any Borrower is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Borrower.

                           5.1.7    LITIGATION.

                           There are no actions, suits, proceedings or
investigations pending or, to the knowledge of the Borrowers, threatened against any Borrower at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Borrowers is in material violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                           5.1.8    TITLE TO PROPERTIES.

                           Each of the Borrowers has good and marketable title
to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                           5.1.9    FINANCIAL STATEMENTS.

                                       (I)  ANNUAL STATEMENTS.  Champion has
delivered to the Bank copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended October 31, 1997 (the "Annual Statements"). The Annual Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete and fairly represent the consolidated financial condition of the Borrowers as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

                                       (II) FINANCIAL PROJECTIONS.  Champion has
delivered to the Bank financial projections of the Borrowers for the period through _______ ___, 199__ derived from various assumptions of the Borrowers' management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrowers' management. The Financial Projections accurately reflect the liabilities of the Borrowers upon consummation of the transactions

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contemplated hereby as of the Closing Date.

                                       (III)ACCURACY OF FINANCIAL STATEMENTS.
None of the Borrowers has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto and which under GAAP were required to be disclosed therein, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Borrower which are reasonably likely to cause a Material Adverse Change. Since October 31, 1997, no Material Adverse Change has occurred.

                           5.1.10   USE OF PROCEEDS; MARGIN STOCK.

                           The Borrowers intend to use the proceeds of the Loans
in accordance with Section 2.4 hereof. None of the Borrowers engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of the Term Loans has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Borrowers holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of such Borrower are or will be represented by margin stock.

                           5.1.11   FULL DISCLOSURE.

                           Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

                           5.1.12   TAXES.

                           All federal, state, local and other tax returns
required to have been filed with respect to the Borrowers have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are not material and are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Borrower for any period.

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                           5.1.13   CONSENTS AND APPROVALS.

                           No consent, approval, exemption, order or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrowers.

                           5.1.14   NO EVENT OF DEFAULT; COMPLIANCE WITH
INSTRUMENTS.

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrowers is in material violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound.

                           5.1.15   PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES,
ETC.

                           Each of the Borrowers owns or possesses all the
material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Borrower, without known possible, alleged or actual conflict with the rights of others.


                           5.1.16   SECURITY INTERESTS.

                           The Liens and security interests granted to the Bank
pursuant to the Security Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, all such action as is necessary or advisable to establish such rights of the Bank will have been taken, and there will be upon execution and delivery of the Security Agreement, such filings, and no necessity for any further action in order to preserve, protect and continue such rights, except
(i) the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements, and (ii) filing additional financing statements if, as provided in the Security Agreement, additional locations or names are used. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrowers.

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         5.1.17 INSURANCE.

         The Borrowers maintain policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Borrower in accordance with prudent business practice in the industries of the Borrowers. No notice has been given or claim made and no grounds exist to cancel or avoid any such policy or bonds or to reduce the coverage provided hereby.

         5.1.18 COMPLIANCE WITH LAWS.

         The Borrowers are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.24) in all jurisdictions in which the Borrowers are presently or will be doing business.

         5.1.19 MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

         All material agreements relating to the business operations of each Borrower, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Borrower and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to such Borrower's knowledge, with respect to parties other than such Borrower. None of the Borrowers is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which is reasonably likely to result in a Material Adverse Change.

         5.1.20 INVESTMENT COMPANIES; REGULATED ENTITIES.

         None of the Borrowers is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control. "None of the Borrowers is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

         5.1.21 PLANS AND BENEFIT ARRANGEMENTS.

         Except as set forth on SCHEDULE 5.1.21:

              (i) The Borrowers and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan or Multiple Employer Plan, which is material. The Borrowers and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrowers and each other member of the ERISA Group
(i) have fulfilled in all material respects their

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obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

              (ii)To the best of the Borrowers' knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

              (iii) None of the Borrowers nor or any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

              (iv)No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

              (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

              (vi)None of the Borrowers nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrowers, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

              (vii) To the extent that any Benefit Arrangement is insured, the Borrowers and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrowers and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

              (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.


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

         5.1.22 EMPLOYMENT MATTERS.

         Each of the Borrowers is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Borrower which in any case would constitute a Material Adverse Change. The Borrowers have delivered to the Bank true and correct copies of each of the Labor Contracts (if any).

         5.1.23 ENVIRONMENTAL MATTERS.

         Except as disclosed on SCHEDULE 5.1.23:

              (i) None of the Borrowers has received any material Environmental Complaint from any Official Body or private Person alleging that such Borrower or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. Section 9601, ET SEQ., and no Borrower has reason to believe that such an Environmental Complaint might be received. There are no pending or, to the Borrowers' knowledge, threatened Environmental Complaints relating to any Borrower or, to the Borrowers' knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any material Environmental Conditions.

              (ii)There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to the Borrowers' knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

              (iii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in substantial compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to the Borrowers' knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a substantial breach of or otherwise not a violation of the Environmental Laws.

              (iv)There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

              (v) Each Borrower has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Borrower as presently conducted. Each Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

              (vi)All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done materially in accordance with the Environmental Laws.

         5.1.24 SENIOR DEBT STATUS.

              (i) The Obligations of the Borrowers under this Agreement, the Term Notes and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of the Borrowers except Indebtedness of the Borrowers to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

         5.2    UPDATES TO SCHEDULES.

         Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Bank in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Bank, in its reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule.


         6. CONDITIONS OF LENDING

         The obligation of the Bank to make the Term Loans hereunder is subject to the performance by each of the Borrowers of its Obligations to be performed hereunder at or prior to the making of such Term Loan and to the satisfaction of the following further conditions:

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         6.1 FIRST LOAN. On the Closing Date:

              (a) OFFICER'S CERTIFICATE.

                   The representations and warranties of the Borrowers contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein and except changes in representations and warranties that, in the determination of the Bank, are not reasonably likely to result in a Material Adverse Change), and the Borrowers shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and Champion, on behalf of all of the Borrowers, shall have delivered to the Bank a certificate, dated the Closing Date to each such effect and signed by two of the following officers: the Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary of the Champion.

              (b) SECRETARY'S CERTIFICATE.

                   There shall be delivered to the Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of Champion, certifying as appropriate as to:

                   (i) all action taken by the Borrowers in connection with this Agreement and the other Loan Documents;

                   (ii)the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrowers for purposes of this Agreement and the true signatures of such officers, on which the Bank may conclusively rely; and

                   (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing (or subsistence) of each Borrower in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

              (c) OPINION OF COUNSEL.

                   There shall be delivered to the Bank a written opinion of Huddleston, Bolen, Beatty, Porter & Copen, counsel for the Borrowers, dated the Closing Date and in form and substance satisfactory to the Bank and its counsel as to such other matters incident to the transactions contemplated herein as the Bank may reasonably request.

              (d) LEGAL DETAILS.

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

                   All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Bank and counsel for the Bank, and the Bank shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank and said counsel, as the Bank or said counsel may reasonably request.

              (e) PAYMENT OF FEES.

                   The Borrowers shall have paid or caused to be paid to the Bank, counsel fees, and all other fees, costs and expenses accrued through the Closing Date for which the Bank is entitled to be reimbursed.

              (f) OFFICER'S CERTIFICATE REGARDING MACS.

                   Since October 31, 1997, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Borrower, and there shall have been delivered to the Bank a certificate of Champion dated the Closing Date and signed on behalf of all Borrowers by any two of the Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary of Champion to each such effect.

              (g) NO VIOLATION OF LAWS.

                   The making of the Term Loan shall not contravene any Law applicable to the Borrowers or to the Bank.

              (h) NO ACTIONS OR PROCEEDINGS.

                   No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Bank's reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

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         6.2 EACH ADDITIONAL LOAN.

              At the time of making any Loans other than Loans made on the Closing Date hereunder and after giving effect to the proposed borrowings: the representations and warranties of the Borrowers contained in Section 5 shall be true on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein and except changes in representations and warranties that, in the determination of the Bank, are not reasonably likely to result in a Material Adverse Change), and the Borrowers shall be in compliance with all covenants and conditions hereof and; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the Borrowers shall have delivered to the Bank a duly executed and completed Loan request; and Champion, on behalf of all the Borrowers, shall have delivered to the Bank a certificate, dated the date of the Loan request to each such effect and signed by two of the following officers: the Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary of Champion.


                   7. COVENANTS

         7.1 AFFIRMATIVE COVENANTS.

         The Borrowers covenant and agree that until payment in full of the Term Loans, and interest thereon, and satisfaction of all of the Borrowers' other Obligations under the Loan Documents, the Borrowers shall comply at all times with the following affirmative covenants:

              7.1.1 PRESERVATION OF EXISTENCE, ETC.

              Each of the Borrowers shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.5.

              7.1.2 PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

              Each of the Borrowers shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Borrower.

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              7.1.3 MAINTENANCE OF INSURANCE.

              Each of the Borrowers shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Bank.

              7.1.4 MAINTENANCE OF PROPERTIES AND LEASES.

              Each of the Borrowers shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrowers will make or cause to be made all appropriate repairs, renewals or replacements thereof.

              7.1.5 MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

              Each of the Borrowers shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

              7.1.6 VISITATION RIGHTS.

              Each of the Borrowers shall permit any of the officers or authorized employees or representatives of the Bank to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Bank may reasonably request, PROVIDED that the Bank shall provide the Borrowers with reasonable notice prior to any visit or inspection.

              7.1.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

              Each of the Borrowers shall maintain and keep proper books of record and account which enable the Borrowers to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

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              7.1.8 PLANS AND BENEFIT ARRANGEMENTS.

              Each of the Borrowers shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where any such failure would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrowers shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans except where such failure would not result in a Material Adverse Change.

              7.1.9 COMPLIANCE WITH LAWS.

              Each of the Borrowers shall comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief any of which would constitute a Material Adverse Change.

              7.1.10 USE OF PROCEEDS.

                   7.1.10.1 GENERAL

              The Borrowers will use the proceeds of the Term Loans only to refinance existing equipment leases and to finance future equipment purchases.

                   7.1.10.2 MARGIN STOCK.

              The Borrowers shall not use the proceeds of the Term Loans to purchase or carry margin stock as more fully provided in Section 5.1.10.

                   7.1.10.3 SECTION 20 SUBSIDIARIES.

              The Borrowers will not, directly or indirectly, use any portion of the proceeds of the Term Loans (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Borrower or any Affiliate of any Borrower.

         7.2 NEGATIVE COVENANTS.

         The Borrowers covenant and agree that until payment in full of the Term Loans, and interest thereon and satisfaction of all of the Borrowers' other Obligations hereunder, the Borrowers shall comply with the following negative covenants:

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              7.2.1 INDEBTEDNESS.

              None of the Borrowers shall, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                   (i) Indebtedness under the Loan Documents;

                   (ii)Existing Indebtedness as set forth on SCHEDULE 7.2.1. (including any extensions, renewals or refinancings thereof), PROVIDED there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 7.2.1;

                   (iii) Capitalized and operating leases as and to the extent permitted under Section 7.2.13;

                   (iv)Purchase Money Indebtedness not exceeding (a) in any fiscal year fifteen percent (15%) of Champion's total shareholders' equity (as defined by GAAP) for the prior fiscal year, and (b) the aggregate amount of the Purchase Money Indebtedness outstanding at any time not exceeding thirty percent (30%) of Champion's total shareholders' equity at the conclusion of the prior fiscal year, both such limitations to be adjusted annually; PROVIDED, that neither of the limitations on Purchase Money Indebtedness provided in this
Section 7.2.1(iv) for Borrower's 1998 fiscal year shall apply to Purchase Money Indebtedness incurred by the Borrowers during such fiscal year 1998 with respect to the refinancing of equipment with the proceeds of the Tranche A Loan as contemplated by this Agreement;

                   (v) Champion's existing $2,000,000 unsecured revolving credit facility with Banc One, West Virginia;

                   (vi)Champion's existing $800,000 unsecured revolving credit facility with First Sentry Bank, Huntington, West Virginia, which is personally guaranteed by Marshall T. Reynolds; and

                   (vii) Indebtedness under the Multibank Credit Agreement.


              7.2.2 LIENS.

              None of the Borrowers shall, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

              7.2.3 GUARANTIES.

              None of the Borrowers shall, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person.

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              7.2.4 LOANS AND INVESTMENTS.

              None of the Borrowers shall, at any time, make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                   (i) trade credit extended on usual and customary terms in the ordinary course of business;

                   (ii)advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                   (iii) Permitted Investments;

                   (iv)loans, advances and investments in Affiliates of any Borrower.

              7.2.5 LIQUIDATIONS, MERGERS, CONSOLIDATIONS AND ACQUISITIONS..

              None of the Borrowers shall dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                   (i) any Affiliate of any Borrower may consolidate or merge into another Affiliate of such Borrower which is wholly-owned by such Borrower, and

                   (ii)Champion may acquire, whether by purchase or by merger,
(A) all of the ownership interests and voting rights of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

              (1) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Bank written evidence of such approval prior to such Permitted Acquisition;

              (2) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by Champion and shall comply with Section 7.2.8;

              (3) immediately prior to and after giving effect to such Permitted Acquisition, (A) no payment default exists, (B) no violation of Section 7.2 exists, (C) the Bank has not sent a notice of a violation of Section 7.1 which has not been cured and (D) no Event of Default exits; and

              (4) Champion shall demonstrate on a pro forma basis that they shall be in compliance with all the covenants contained in this Agreement after giving effect to such Permitted

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

Acquisition by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate evidencing such compliance.

Subject to the above limitations, Permitted Acquisitions may include any merger or acquisition, whether accounted for under GAAP as a purchase or a pooling of interests and regardless of whether the value of the Consideration paid or received is comprised of cash, common stock, preferred stock, assets or partnership interests, estimated value of earn-outs or other means.

              7.2.6 DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

              None of the Borrowers shall sell, convey, assign, sell and leaseback, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of any Borrower), except:

                   (i) transactions involving the sale of inventory in the ordinary course of business;

                   (ii)any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

                   (iii) any sale, transfer or lease of assets by any Subsidiary of any Borrower to such Borrower; or

                   (iv)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.12.

              7.2.7 AFFILIATE TRANSACTIONS.

              None of the Borrowers shall enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Borrower or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Bank and is in accordance with all applicable Law.

              7.2.8 CONTINUATION OF OR CHANGE IN BUSINESS.

              None of the Borrowers shall engage in any business other than commercial printing, and certain leasing businesses in support thereof, and the supplying of office products and office furniture, substantially as conducted and operated by such Borrower during the present fiscal year, and such Borrower shall not permit any material change in such business.

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              7.2.9 PLANS AND BENEFIT ARRANGEMENTS.

              None of the Borrowers shall:

                   (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan where such failure is likely to result in a Material Adverse Change;

                   (ii)request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                   (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which would constitute a Material Adverse Change;

                   (iv)permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                   (v) fail to make when due any contribution to any Multiemployer Plan that any Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto, where such failure is likely to result in a Material Adverse Change;

                   (vi)withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a Material Adverse Change;

                   (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a Material Adverse Change;

                   (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

                   (ix)fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

              7.2.10 FISCAL YEAR.

              None of the Borrowers shall change its fiscal year from the twelve-month period beginning November 1 and ending October 31.

              7.2.11 CHANGES IN ORGANIZATIONAL DOCUMENTS.

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

              None of the Borrowers shall amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in the event such change would be adverse to the Bank as determined by the Bank in its sole discretion, without obtaining the prior written consent of the Bank. Each of the Borrowers shall provide true and correct copies of all amendments to organizational documents to the Bank at the time annual financial statements are delivered.

              7.2.12 CAPITAL EXPENDITURES AND LEASES.

              None of the Borrowers shall make any capital expenditures, as defined by GAAP, including the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, other than capital expenditures in the aggregate not to exceed fifteen percent (15%) per annum of Champion's total shareholders' equity (as defined by GAAP) for the previous fiscal year ended, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business. By way of example, for the fiscal year November 1, 1997 through October 31, 1998, 15% of the prior year's total shareholders' equity is $3,464,000.

              7.2.13 MINIMUM FIXED CHARGE COVERAGE RATIO.

              The Borrowers shall not permit the ratio of Consolidated Cash Flow from Operations divided by Fixed Charges, calculated as of the end of each fiscal quarter for the previous four fiscal quarters then ended, to be less than
1.10 to 1.0.

              7.2.14 MAXIMUM LEVERAGE RATIO.

              The Borrowers shall not at any time permit the ratio of Total Senior Indebtedness divided by EBITDA to be greater than:

              2.75 to 1.0 as of October 31, 1997
              2.50 to 1.0 as of October 31, 1998
              2.50 to 1.0 as of October 31, 1999
              2.25 to 1.0 as of October 31, 2000 and
              2.0 to 1.0 as of October 31 of each year thereafter.

              7.2.15 MINIMUM TANGIBLE NET WORTH.

         The Borrowers shall not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) 90% of Tangible Net Worth on the Closing Date, (ii) an amount equal to 50% of the Consolidated Net Income and (iii) 100% of the proceeds of all stock issued by the Borrowers.

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         7.3 REPORTING REQUIREMENTS.

              The Borrowers covenant and agree that until payment in full of the Term Loan and interest thereon and satisfaction of all of the Borrowers' other Obligations hereunder and under the other Loan Documents the Borrowers will furnish or cause to be furnished to the Bank:

              7.3.1 QUARTERLY FINANCIAL STATEMENTS.

              As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrowers, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Champion as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

              7.3.2 ANNUAL FINANCIAL STATEMENTS.

              As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrowers, financial statements of the Borrowers consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur).

              7.3.3 CERTIFICATE OF THE BORROWERS

              Concurrently with the financial statements of the Borrowers. furnished to the Bank pursuant to Sections 7.3.1 and 7.3.2, a certificate of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of Champion, on behalf of all the Borrowers, in the form of EXHIBIT 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrowers contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrowers have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and
(iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2.

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              7.3.4 NOTICE OF DEFAULT.

              Promptly after any executive officer of any Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed on behalf of the Loan parties by an executive officer of such Borrower setting forth the details of such Event of Default or Potential Default and the action which such Borrower proposes to take with respect thereto.

              7.3.5 NOTICE OF LITIGATION.

              Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Borrower which involve a claim or series of claims in excess of $500,000 or which if adversely determined would constitute a Material Adverse Change.

              7.3.6 CERTAIN EVENTS.

              Written notice to the Bank:

                   (i) at least ten (10) calendar days after closing, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.6(iv), and

                   (ii)within the restrictions set forth in Section 7.2.12, any amendments to the organizational documents of any Borrower.

              7.3.7 BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

              Promptly upon their becoming available to the Borrowers:

                   (i) the annual budget and any forecasts of the Borrowers, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                   (ii)any reports including reports on the internal control structure the Borrowers based upon any audit of the Borrowers,

                   (iii) any reports, notices or proxy statements generally distributed by Champion to its stockholders on a date no later than the date supplied to such stockholders,

                   (iv)regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by Champion with the Securities and Exchange Commission,

                   (v) upon the Bank's reasonable request, a copy of any order in any proceeding to which any Borrower is a party issued by any Official Body, and

                   (vi)such other reports and information as any of the Bank may from time to time reasonably request. The Borrowers shall also notify the Bank promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

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              7.3.8 NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                   7.3.8.1CERTAIN EVENTS.

                   Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                   (i) any Reportable Event with respect to any Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                   (ii)any Prohibited Transaction which could subject any Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder where such civil penalty or tax is likely to result in a Material Adverse Change,

                   (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                   (iv)any partial or complete withdrawal from a Multiemployer Plan by any Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                   (v) any cessation of operations (by any Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                   (vi)withdrawal by any Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

                   (vii) a failure by any Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                   (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                   (ix)any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfounded benefit liability or obligation to make periodic contributions.

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                  7.3.8.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL REPORTS.

                  Promptly after receipt thereof, copies of (a) all notices received by any Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by any Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of any Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                  7.3.8.3 NOTICE OF VOLUNTARY TERMINATION.

                  Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

The Borrowers shall be deemed to have satisfied certain of the reporting requirements (the "Required Reports") set forth in this Section 7.3 to the extent that the information contained in any such Required Report is included among filings made to the Securities and Exchange Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"); PROVIDED, HOWEVER, that the Borrowers shall provide directly to the Bank any and all Required Reports as the Bank may request from time to time, regardless of whether such Required Reports have been included in the Borrowers' EDGAR filings.


                  8. DEFAULT


        8.1 EVENTS OF DEFAULT.

        An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

             8.1.1 PAYMENTS UNDER LOAN DOCUMENTS.

             The Borrowers shall fail to pay any principal of the Term Loans (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on the Term Loans after such principal or interest becomes due in accordance with the terms hereof or thereof, or the Borrowers fail to pay any other amount owing hereunder or under the other Loan Documents after the date provided in an invoice or other notice of payment due;

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              8.1.2 BREACH OF WARRANTY.

              Any representation or warranty made at any time by any Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

              8.1.3 BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

              A default shall occur in the observance or performance of any covenant contained in Section 7.1.6 or Section 7.2;

              8.1.4 BREACH OF OTHER COVENANTS.

              Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) Business Days after the Chief Executive Officer, President, Chief Financial Officer or Corporate Secretary of any Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of such Borrower as determined by the Bank in its sole discretion);

              8.1.5 DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

              A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Borrower may be obligated as a borrower or guarantor in excess of $750,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits (because of nonpayment) or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

              8.1.6 FINAL JUDGMENTS OR ORDERS.

              Any final judgments or orders for the payment of money in excess of $50,000 in the aggregate shall be entered against any Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

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              8.1.7 LOAN DOCUMENT UNENFORCEABLE.

              Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

              8.1.8 UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

              Any assets of any Borrower are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

              8.1.9 NOTICE OF LIEN OR ASSESSMENT.

              A notice of Lien or assessment, other than a Permitted Lien, is filed of record with respect to all or any part of the assets of any Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

              8.1.10 INSOLVENCY.

              Any Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

              8.1.11 EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

              Any of the following occurs: (i) any Reportable Event, which the Bank determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Bank determines in good faith that the amount of any Borrower's liability is likely to exceed 10% of its Consolidated Net Worth; (v) any Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) any Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
(vii) any Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) any Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Bank determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by any Borrower and the other members of the ERISA Group;

              8.1.12 CESSATION OF BUSINESS.

              Any Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.5 or 7.2.6, or any Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

              8.1.13 CHANGE OF CONTROL.

              (i) Any person or group of persons (within the meaning of Sections 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 33% or more of the voting capital stock of any Borrower; or (ii) Marshall T. Reynolds shall cease to have beneficial ownership of at least 40% of the voting capital stock of Champion.

              8.1.14 INVOLUNTARY PROCEEDINGS.

              A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

              8.1.15 VOLUNTARY PROCEEDINGS.

              Any Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         8.2 CONSEQUENCES OF EVENT OF DEFAULT.

              8.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

              If an Event of Default specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Bank shall be under no further obligation to make Loans hereunder and the Bank shall by written notice to the Borrowers declare the unpaid principal amount of the Term Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Bank hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and

              8.2.2 BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

              If an Event of Default specified under Section 8.1.14 or 8.1.15 shall occur, the Bank shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Term Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Bank hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

              8.2.3 SET-OFF.

              If an Event of Default shall occur and be continuing, the Bank or any participant of such Bank, and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrowers by the Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers for their own respective account (but not including funds held in custodian or trust accounts) with the Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not the Bank shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of such Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to the Bank; and

              8.2.4 SUITS, ACTIONS, PROCEEDINGS.

              If an Event of Default shall occur and be continuing, and if the Bank has elected to accelerate the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Bank, if owed any amount with respect to the Term Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Term Notes, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank; and

              8.2.5 APPLICATION OF PROCEEDS.

              From and after the date on which the Bank has taken any action pursuant to this Section 8.2 and until all Obligations of the Borrowers have been paid in full, any and all proceeds received by the Bank from the exercise of any other remedy by the Bank, shall be applied as follows:

                   (i) first, to reimburse the Bank for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Bank in connection with realizing on the Collateral or collection of any Obligations of any Borrower under any of the Loan Documents;

                   (ii)second, to the repayment of all Indebtedness then due and unpaid of the Borrowers to the Bank incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Bank may determine in its discretion; and

                   (iii) the balance, if any, as required by Law.

                   9. MISCELLANEOUS

         9.1 MODIFICATIONS, AMENDMENTS OR WAIVERS.

If an amendment is made to a section of the Multibank Credit Facility that has an exact counterpart in this Agreement, the counterpart section in this Agreement will be deemed to have been amended in the same way. In addition, the Bank and the Borrowers, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Bank or any Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind the Bank and the Borrowers.

         9.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

         No course of dealing and no delay or failure of the Bank or the Borrowers in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         9.3 REIMBURSEMENT AND INDEMNIFICATION OF BANK BY THE BORROWERS; TAXES.

         The Borrowers agree within thirty (30) calendar days after demand to pay or reimburse to the Bank and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for the Bank except with respect to (a) and (b) below), incurred by the Bank (a) in connection with the interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Bank hereunder or thereunder, PROVIDED that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from the Bank's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         9.4 HOLIDAYS.

         Whenever payment to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Term Loans shall be due on the Business Day preceding the applicable Maturity Date if the applicable Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         9.5 NOTICES.

         All notices, requests, demands, directions and other communications (as used in this Section 9.5, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth below or in accordance with any subsequent unrevoked written direction from any party to the others:

         If to the Borrowers:

         Champion Industries, Inc.
         2450-90 First Avenue
         Huntington, West Virginia 25728
         Attention: Joseph C. Worth III, Chief Financial Officer

         Telephone: (310) 823-1700
         Telecopy: (310) 823-7318

         If to the Bank:

         PNC Bank, National Association
         One PNC Plaza
         249 5th Avenue
         Pittsburgh, PA 15222-2707
         Attention: Mark J. Stasenko

         Telephone: (412) 762-4690
         Telecopy: (412) 762-7353

         All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; PROVIDED, that any notices of a Potential Default or an Event of Default shall be sent by facsimile or overnight delivery service.

         9.6 SEVERABILITY.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         9.7 GOVERNING LAW.

         This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         9.8 PRIOR UNDERSTANDING.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         9.9 DURATION; SURVIVAL.

         All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Term Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Bank, the making of the Term Loans, or payment in full of the Term Loans. All covenants and agreements of the Borrowers contained in Sections 7.1, 7.2 and
7.3 herein shall continue in full force and effect from and after the date hereof until payment in full of the Term Loans. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Term Notes, Section 4 and Section 9.3, shall survive payment in full of the Term Loans.

         9.10 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Borrowers and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights and Obligations hereunder or any interest herein.

         9.11 CONFIDENTIALITY.

         The Bank each agrees to keep confidential all information obtained from any Borrower which is nonpublic and confidential or proprietary in nature (including any information such Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with its respective capacity under this Agreement and for the purposes contemplated hereby. The Bank shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 9.10 PROVIDED that they shall execute an agreement in favor of the Borrowers covering the matters set forth in this Section 9.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not bound by confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

         9.12 COUNTERPARTS.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         9.13 BANK'S CONSENT.

         Except as otherwise provided in the Loan Documents, whenever the Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Bank shall be authorized to give or withhold such consent in its reasonable discretion.

         9.14 EXCEPTIONS.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         9.15 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         EACH OF THE BORROWERS HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWERS AT THE ADDRESS PROVIDED FOR IN SECTION 9.5 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH OF THE BORROWERS WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWERS AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                            CHAMPION INDUSTRIES, INC.,
                                                   a West Virginia corporation
/s/ Thomas J. Murray                               By: /S/ JOSEPH C. WORTH,  III
------------------------------------               -----------------------------------------
                                                   Title: VICE PRESIDENT AND CHIEF FINANCIAL
         OFFICER

ATTEST:


                                                   INTERFORM CORPORATION
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
-------------------------------------              -----------------------------------------
Title: VICE PRESIDENT CHAMPION                     Title: VICE PRESIDENT
       INDUSTRIES, INC.

ATTEST:


                                                   U.S. TAG & TICKET COMPANY, INC.
-----------------------------------


/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title:VICE PRESIDENT CHAMPION INDUSTRIES, INC.     Title: VICE PRESIDENT

ATTEST:


                                                   THE CHAPMAN PRINTING COMPANY, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title:VICE PRESIDENT CHAMPION INDUSTRIES, INC.     Title: VICE PRESIDENT


ATTEST:


                                                   STATIONERS, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   DONIHE GRAPHICS, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III


Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT

ATTEST:


                                                   THE MERTEN COMPANY
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   BOURQUE PRINTING, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   SMITH & BUTTERFIELD CO., INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   DALLAS PRINTING COMPANY, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   CAROLINA CUT SHEETS, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   CHMP LEASING, INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT

ATTEST:


                                                   BLUE RIDGE PRINTING CO., INC.
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)


Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


ATTEST:


                                                   ROSE CITY PRESS
------------------------------------

/S/ TONEY K. ADKINS                                By:/S/ JOSEPH C. WORTH, III
------------------------------------               -----------------------------------------
        (SEAL)

Print Name: TONEY K. ADKINS                        Print Name: JOSEPH C. WORTH, III
Title: VICE PRESIDENT CHAMPION INDUSTRIES, INC.    Title: VICE PRESIDENT


                                                   PNC BANK, NATIONAL ASSOCIATION



                                                   BY:
                                                      --------------------------------------


                                                   TITLE:
                                                         -----------------------------------

                                    TERM NOTE
                                    ---------

$3,000,000                                             Pittsburgh, Pennsylvania
                                                                 March 13, 1998


         FOR VALUE RECEIVED, the undersigned, CHAMPION INDUSTRIES, INC., a West Virginia corporation ("Champion"), INTERFORM CORPORATION, a
Pennsylvania corporation, U.S. TAG & TICKET COMPANY, INC., a Maryland corporation, BOURQUE PRINTING, INC., a Louisiana corporation, SMITH & BUTTERFIELD CO., INC., an Indiana corporation, DALLAS PRINTING COMPANY, INC., a Mississippi corporation, THE CHAPMAN PRINTING COMPANY, INC., a West Virginia corporation, STATIONERS, INC., a West Virginia corporation, DONIHE GRAPHICS, INC., a Tennessee corporation, CAROLINA CUT SHEETS, INC., a West Virginia corporation, CHMP LEASING, INC., a West Virginia corporation, BLUE RIDGE PRINTING CO., INC., a North Carolina corporation, ROSE CITY PRESS, a West Virginia corporation and THE MERTEN COMPANY, an Ohio corporation (each a "Borrower" and collectively and jointly and severally, the "Borrowers") hereby unconditionally promise to pay to the order of PNC Bank, National Association ("BANK"), at the office of the Bank at 249 Fifth Avenue, Pittsburgh PA 15222, or at such other place as the holder of this Term Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000.00).

         1. PAYMENTS. This Term Note is payable in periodic installments on the dates and in the amounts set forth in the hereinafter defined Credit Agreement. This Term Note is one of the Term Notes referred to in, was executed and delivered pursuant to, and evidences obligations of Borrower under, that certain Credit Agreement dated as of the date hereof by and among Borrowers and the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid and for a statement of Bank's remedies upon the occurrence of an Event of Default (as defined therein). The Credit Agreement is incorporated herein by reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Term Note as defined in the Credit Agreement.

         2. INTEREST. Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Term Loan as determined in accordance with the Credit Agreement; PROVIDED, HOWEVER, that upon the occurrence and during the continuance of an Event of Default, as provided in the Credit Agreement, Borrowers shall pay to Bank, if Bank so elects, interest on the outstanding principal balance of this Term Note at the rate of interest applicable upon the occurrence and during the continuance of an Event of Default as determined in accordance with the Credit Agreement.


                  Interest charges shall be computed on the daily principal balance of the Term Loan on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. In computing interest on this Term Note, the date of funding of the Term Loan shall be included and the date of actual payment in full of the Term Loan shall be excluded; PROVIDED, HOWEVER, that if the Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on the Term Loan.
Interest on this Term Note shall be payable at the rates, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand.

                  If a payment hereunder becomes due and payable hereunder other than on a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement. Credit for any payments made by Borrowers shall, for the purpose of computing interest earned by Bank, be given in accordance with the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

         3. DEFAULT; WAIVER OF NOTICE. Bank shall have the continuing exclusive right to apply after the occurrence and during the continuance of an Event of Default and to reapply any and all payments hereunder against the Obligations in such manner, consistent with the terms of the Credit Agreement, as Bank deems advisable. Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

         4. POWER TO CONFESS JUDGMENT: EACH OF THE BORROWERS HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE AFTER TO APPEAR FOR ONE OR MORE OF THE BORROWERS AFTER AN EVENT OF DEFAULT UNDER THE CREDIT AGREEMENT HAS OCCURRED AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST ONE OR MORE OF THE BORROWERS IN FAVOR OF THE BANK FOR THE UNPAID BALANCE OF THE OBLIGATIONS, AND INCLUDING, WITHOUT LIMITATION, ALL ACCRUED AND UNPAID INTEREST, CHARGES, EXPENSES OR OTHER IMPOSITIONS, WHETHER BY ACCELERATION OR OTHERWISE WITH COSTS OF SUIT AND A REASONABLE ATTORNEY'S COMMISSION AS CERTIFIED BY THE BANK WITH RELEASE OF ALL ERRORS, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED BY THE BORROWERS. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT, UNTIL SUCH TIME AS

THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE LOAN, INTEREST AND COSTS.

         BY SIGNING THIS TERM NOTE, EACH OF THE BORROWERS HEREBY ACKNOWLEDGES THAT IT HAS READ, HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS, AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING THE CONFESSION OF JUDGMENT PROVISION AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A WAIVER OF RIGHTS IT OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE A JUDGMENT IS ENTERED AGAINST IT AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST THE BORROWERS, OR ANY OF THEM, WITHOUT PRIOR NOTICE OR HEARING AND THAT THE OBLIGATIONS MAY BE COLLECTED FROM SUCH BORROWER REGARDLESS OF ANY CLAIM ANY BORROWER MAY HAVE AGAINST THE BANK.

         5. POWER TO EXECUTE ON A JUDGMENT WITHOUT HEARING: EACH OF THE BORROWERS HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD OR THE SHERIFF WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE PENNSYLVANIA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO EXECUTE ON ANY JUDGMENT ENTERED AGAINST ONE OR MORE OF THE BORROWERS PURSUANT TO THE CONFESSION OF JUDGMENT SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED BY THE BORROWERS. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENT WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE OBLIGATIONS INCLUDING INTEREST AND COSTS.

         BY SIGNING THIS INSTRUMENT EACH OF THE BORROWERS HEREBY ACKNOWLEDGES THAT IT HAS READ, HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING CONSTITUTES A WAIVER OF RIGHTS IT OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT, AND THAT THE LOAN MAY

BE COLLECTED FROM THE BORROWER REGARDLESS OF ANY CLAIM THAT ANY BORROWER MAY HAVE AGAINST THE BANK.

         6. EXPENSES. In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Term Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         7. APPLICABLE LAW. This term note shall be deemed to have been delivered and made at Pittsburgh, Pennsylvania and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and judicial decisions of the Commonwealth of Pennsylvania.

         8. MISCELLANEOUS. Whenever possible each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note. Whenever in this Term Note reference is made to Bank or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of Banks, any financial institutions to which it has sold or assigned all or any part of its commitment to make the Term Loan as permitted under the Credit Agreement. The provisions of this Term Note shall be binding upon and shall inure to the benefit of Bank and its permitted successors and assigns. Borrowers' successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrowers.


                                  CHAMPION INDUSTRIES, INC.,a West Virginia corporation



                                  By: /S/ JOSEPH C. WORTH, III
                                      ------------------------------------------
                                  Title: VICE PRESIDENT AND CHIEF FINANCIAL
                                         ---------------------------------------
                                  OFFICER
                                  -------



                                  INTERFORM CORPORATION

                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  U.S. TAG & TICKET COMPANY, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  THE CHAPMAN PRINTING COMPANY, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)
                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  STATIONERS, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  DONIHE GRAPHICS, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  THE MERTEN COMPANY


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  BOURQUE PRINTING, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  SMITH & BUTTERFIELD CO., INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  DALLAS PRINTING COMPANY, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  CAROLINA CUT SHEETS, INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                      ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------


                                  CHMP LEASING, INC.

                                  By:/S/ JOSEPH C. WORTH, III
                                      ------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                  BLUE RIDGE PRINTING CO., INC.


                                  By:/S/ JOSEPH C. WORTH, III
                                     -------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------


                                  ROSE CITY PRESS


                                  By:/S/ JOSEPH C. WORTH, III
                                     -------------------------------------------
         (SEAL)

                                  Print Name: JOSEPH C. WORTH, III
                                        ----------------------------------------
                                  Title: VICE PRESIDENT
                                         ---------------------------------------

                                    TERM NOTE
                                    ---------

$2,222,038.37                                        Pittsburgh, Pennsylvania
                                                               March 30, 1998

         FOR VALUE RECEIVED, the undersigned, CHAMPION INDUSTRIES, INC., a West Virginia corporation ("Champion"), INTERFORM CORPORATION, a Pennsylvania corporation, U.S. TAG & TICKET COMPANY, INC., a Maryland corporation, BOURQUE PRINTING, INC., a Louisiana corporation, SMITH & BUTTERFIELD CO., INC., an Indiana corporation, DALLAS PRINTING COMPANY, INC., a Mississippi corporation, THE CHAPMAN PRINTING COMPANY, INC., a West Virginia corporation, STATIONERS, INC., a West Virginia corporation, DONIHE GRAPHICS, INC., a Tennessee corporation, CAROLINA CUT SHEETS, INC., a West Virginia corporation, CHMP LEASING, INC., a West Virginia corporation, BLUE RIDGE PRINTING CO., INC., a North Carolina corporation, ROSE CITY PRESS, a West Virginia corporation and THE MERTEN COMPANY, an Ohio corporation (each a "Borrower" and collectively and jointly and severally, the "Borrowers") hereby unconditionally promise to pay to the order of PNC Bank, National Association ("BANK"), at the office of the Bank at 249 Fifth Avenue, Pittsburgh PA 15222, or at such other place as the holder of this Term Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Two Hundred Twenty Two Thousand Thirty Eight Dollars and Thirty Seven/100 ($2,222,038.37).

         1. PAYMENTS. This Term Note is payable in periodic installments on the dates and in the amounts set forth in the hereinafter defined Credit Agreement. This Term Note is one of the Term Notes referred to in, was executed and delivered pursuant to, and evidences obligations of Borrower with respect to the "Tranche A Loan" described in, that certain Credit Agreement dated as of the date hereof by and among Borrowers and the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid and for a statement of Bank's remedies upon the occurrence of an Event of Default (as defined therein). The Credit Agreement is incorporated herein by reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Term Note as defined in the Credit Agreement.

         2. INTEREST. Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Term Loan as determined in accordance with the Credit Agreement; PROVIDED, HOWEVER, that upon the occurrence and during the continuance of an Event of Default, as provided in the Credit Agreement, Borrowers shall pay to Bank, if Bank so elects, interest on the outstanding principal balance of this Term Note at the rate of interest applicable upon the occurrence and during the continuance of an Event of Default as determined in accordance with the Credit Agreement.


                  Interest charges shall be computed on the daily principal balance of the Term Loan on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. In computing interest on this Term Note, the date of funding of the Term Loan shall be included and the date of actual payment in full of the Term Loan shall be excluded; PROVIDED, HOWEVER, that if the Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on the Term Loan. Interest on this Term Note shall be payable at the rates, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand.

                  If a payment hereunder becomes due and payable hereunder other than on a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement. Credit for any payments made by Borrowers shall, for the purpose of computing interest earned by Bank, be given in accordance with the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

         3. DEFAULT; WAIVER OF NOTICE. Bank shall have the continuing exclusive right to apply after the occurrence and during the continuance of an Event of Default and to reapply any and all payments hereunder against the Obligations in such manner, consistent with the terms of the Credit Agreement, as Bank deems advisable. Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

         4. POWER TO CONFESS JUDGMENT: EACH OF THE BORROWERS HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE AFTER TO APPEAR FOR ONE OR MORE OF THE BORROWERS AFTER AN EVENT OF DEFAULT UNDER THE CREDIT AGREEMENT HAS OCCURRED AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST ONE OR MORE OF THE BORROWERS IN FAVOR OF THE BANK FOR THE UNPAID BALANCE OF THE OBLIGATIONS, AND INCLUDING, WITHOUT LIMITATION, ALL ACCRUED AND UNPAID INTEREST, CHARGES, EXPENSES OR OTHER IMPOSITIONS, WHETHER BY ACCELERATION OR OTHERWISE WITH COSTS OF SUIT AND A REASONABLE ATTORNEY'S COMMISSION AS CERTIFIED BY THE BANK WITH RELEASE OF ALL

ERRORS, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED BY THE BORROWERS. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT, UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE LOAN, INTEREST AND COSTS.

         BY SIGNING THIS TERM NOTE, EACH OF THE BORROWERS HEREBY ACKNOWLEDGES THAT IT HAS READ, HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS, AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING THE CONFESSION OF JUDGMENT PROVISION AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A WAIVER OF RIGHTS IT OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE A JUDGMENT IS ENTERED AGAINST IT AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST THE BORROWERS, OR ANY OF THEM, WITHOUT PRIOR NOTICE OR HEARING AND THAT THE OBLIGATIONS MAY BE COLLECTED FROM SUCH BORROWER REGARDLESS OF ANY CLAIM ANY BORROWER MAY HAVE AGAINST THE BANK.

         5. POWER TO EXECUTE ON A JUDGMENT WITHOUT HEARING: EACH OF THE BORROWERS HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD OR THE SHERIFF WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE PENNSYLVANIA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO EXECUTE ON ANY JUDGMENT ENTERED AGAINST ONE OR MORE OF THE BORROWERS PURSUANT TO THE CONFESSION OF JUDGMENT SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED BY THE BORROWERS. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENT WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE OBLIGATIONS INCLUDING INTEREST AND COSTS.

         BY SIGNING THIS INSTRUMENT EACH OF THE BORROWERS HEREBY ACKNOWLEDGES THAT IT HAS READ, HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING CONSTITUTES A WAIVER OF RIGHTS IT OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT, AND THAT THE LOAN MAY BE COLLECTED FROM THE BORROWER REGARDLESS OF ANY CLAIM THAT ANY BORROWER MAY HAVE AGAINST THE BANK.

         6. EXPENSES. In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Term Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         7. APPLICABLE LAW. This term note shall be deemed to have been delivered and made at Pittsburgh, Pennsylvania and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and judicial decisions of the Commonwealth of Pennsylvania.

         8. MISCELLANEOUS. Whenever possible each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note. Whenever in this Term Note reference is made to Bank or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of Banks, any financial institutions to which it has sold or assigned all or any part of its commitment to make the Term Loan as permitted under the Credit Agreement. The provisions of this Term Note shall be binding upon and shall inure to the benefit of Bank and its permitted successors and assigns. Borrowers' successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrowers.

                                         CHAMPION INDUSTRIES, INC., a West
                                         Virginia corporation



                                         By: Title:




                                         INTERFORM CORPORATION


                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         U.S. TAG & TICKET COMPANY, INC.



                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         THE CHAPMAN PRINTING COMPANY, INC.



                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         STATIONERS, INC.



                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         DONIHE GRAPHICS, INC.



                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------


                                         THE MERTEN COMPANY


                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         BOURQUE PRINTING, INC.



                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         SMITH & BUTTERFIELD CO., INC.


                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         DALLAS PRINTING COMPANY, INC.


                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         CAROLINA CUT SHEETS, INC.


                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         CHMP LEASING, INC.

                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                                         BLUE RIDGE PRINTING CO., INC.



                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------


                                         ROSE CITY PRESS


                                         By:
                                            ----------------------------
         (SEAL)

                                         Print Name:
                                                    --------------------

                                         Title:
                                               -------------------------

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "AGREEMENT") is entered into as of this 13th day of March, 1998 by and between THE MERTEN COMPANY, an Ohio corporation (the "BORROWER"), with an address at 1515 Central Parkway, Cincinnati, Ohio 45214, and PNC BANK, NATIONAL ASSOCIATION (the "BANK"), with an address at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2709.

         WHEREAS, the Borrower, the Bank, Champion Industries, Inc., a West Virginia Corporation, Interform Corporation, a Pennsylvania corporation, U.S. Tag & Ticket company, Inc., a Maryland corporation, Bourque Printing, Inc., a Louisiana corporation, Smith & Butterfield Co., Inc., an Indiana corporation, Dallas Printing Company, Inc., a Mississippi corporation, The Chapman Printing Company, Inc., a West Virginia corporation, Stationers, Inc., a West Virginia corporation, Donihe Graphics, Inc., a Tennessee corporation, Carolina Cut Sheets, Inc., a West Virginia corporation, CHMP Leasing, Inc., a West Virginia corporation, Blue Ridge Printing Co., Inc., a North Carolina corporation and Rose City Press, a West Virginia corporation (collectively, the "CO-BORROWERS") have entered into that certain Credit Agreement, dated as of March 13, 1998 (as the same may be amended, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), pursuant to which the Bank has agreed to extend to the Borrower and the Co-Borrowers, upon the terms and subject to the conditions set forth therein, term loans for the purpose of refinancing existing equipment leases and financing equipment purchases. (All terms capitalized but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement unless the context otherwise requires).

         WHEREAS, the Borrower has agreed to enter into this Agreement for the purpose of granting to the Bank a first priority perfected lien on all property of the Borrower purchased or otherwise refinanced with proceeds of the term loans provided under the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINITIONS.

                  (a) "Collateral" means the Borrower's entire right, title and interest in and to all equipment of the Borrower, wherever located, as described in attached EXHIBIT "A" attached hereto, and also in (i) all other property later acquired or refinanced by the Borrower, wherever located, with proceeds of the term loans provided under the Credit Agreement, (ii) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including proceeds of insurance policies insuring the Collateral, all property received wholly or partly in trade or exchange for such Collateral, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of such items or any interest therein whether or not they constitute "proceeds" as defined in the Uniform Commercial Code; and (iv) all books, records, documents and ledger receipts of the Borrower pertaining to any of the foregoing including, but not limited to, customer lists, credit files, computer records and programs, storage media and computer software used or required in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the Collateral.

                  (b) "Secured Obligations" means, without limitation, (i) all indebtedness, obligations and liabilities, whether of principal, interest, fees, expenses or otherwise, of the Borrower to the Bank, whether now existing or hereafter incurred under the Credit Agreement, the Notes, or any other Loan Document, whether or not contemplated by the Borrower or the Bank at the date hereof and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part, and (ii) all costs and expenses, including, but not limited to, attorneys' fees and legal expenses incurred by the Bank in the collection of any of the indebtedness referred to in clause (i), and (iii) any advances made by the Bank for the insurance, maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant to this Agreement or pursuant to any agreement, instrument or note relating to any of the Secured Obligations, including, but not limited to, advances for taxes, insurance, repairs and the like.

                  (c) "Liens" includes security interests, pledges, bailments, leases, mortgages, conditional sales and title retention agreements, charges, claims, encumbrances and liens.

                  (d) "Prior Security Interest" means an enforceable, perfected security interest under the Uniform Commercial Code which is prior to all Liens, except Liens for taxes not yet due and payable to the extent given priority by statute and Permitted Liens.

                  (e) Terms and phrases defined in the Uniform Commercial Code are used herein as therein defined except where the context otherwise requires.

         2. GRANT OF SECURITY INTEREST. As security for the due and punctual payment and performance of the Secured Obligations, the Borrower, as debtor, hereby assigns and grants to the Bank, as secured party, a continuing lien on and security interest in the Collateral. The security interest in the Collateral granted hereunder also secures future advances that constitute Secured Obligations. The Bank shall also have the right to apply toward and set off against the unpaid balance of the Secured Obligations any or all amounts owing to the Borrower by the Bank, including without limitation any items or funds in any deposit account now or hereafter maintained by the Borrower with the Bank, and any and all other property of the Borrower now or hereafter in the possession of the Bank in whatever capacity, and for such purpose the Bank shall have, and there is hereby granted to and created in favor of the Bank a first Lien on all such deposit accounts and property. The Bank is hereby authorized to charge any account of the Borrower with the Bank for any or all amounts of Secured Obligations which are due.

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         3. CHANGE IN NAME OR LOCATIONS. The Borrower hereby agrees that if the
Borrower desires to change the location of any of the Collateral from the locations listed on EXHIBIT "B" hereto and made part hereof, or if the Borrower desires to change its name or form of organization, or establish a name in which it may do business or in which it may invoice account debtors or maintain records concerning the Collateral that is not listed on EXHIBIT "B" hereto, it shall first, with respect to such new location or name: (i) give the Bank at least 10 days' prior written notice of its intention to do so and provide the Bank with such information in connection therewith as the Bank may reasonably request including, without limitation, lien search results; and (ii) if financing statements are on file, take such action, satisfactory to the Bank, as may be necessary to maintain at all times the perfection and priority of the security interest in the Collateral granted to the Bank hereunder.
The Borrower's chief executive office is also shown on EXHIBIT "B" hereto.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower represents, warrants and covenants to the Bank as follows:

                  (a) The Borrower has good and marketable title to the Collateral, free and clear of all Liens except for Permitted Liens.

                  (b) The Borrower will not hereafter, without the prior written consent of the Bank, (i) sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or grant (other than by operation of law) any right of setoff, lien or security interest to exist thereon except to the Bank, (ii) materially alter its ordinary course of business, including its sales terms, conditions and practices, or (iii) extend, postpone or compromise (except in the ordinary course of business) the time or amount of payment on any account or accounts or other amounts owing to it which, individually or in the aggregate, are material.

                  (c) The Borrower will from time to time and at all reasonable times following the protocols established in Section 7.1.6 of the Credit Agreement allow the Bank, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral.

                  (d) The Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                  (e) The Borrower, if the Bank deems necessary or advisable,
(i) execute, deliver, file and record such security agreements, financing statements, instruments and documents and take such other action to attach, perfect, continue, preserve and protect the Bank's Prior Security Interest in the Collateral and proceeds thereof and pay all filing fees and taxes related thereto, and the Borrower hereby irrevocably appoints the Bank, its officers, employees and agents, or any of them, as attorneys in fact for the Borrower and in the Borrower's name, place and stead, (ii) maintain and protect the Collateral and defend and preserve the Borrower's title thereto and the Bank's Prior Security Interest therein free from all other Liens, and (iii) keep accurate and complete books and records concerning the Collateral.

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


                  (f) The Borrower will promptly furnish to the Bank such information and documents relating to the Collateral and to the Borrower's financial condition, business, assets or liabilities, at such times and in such form and detail as the Bank may reasonably request.

                  (g) The Borrower will maintain the equipment in good condition, repair and working order, ordinary wear and tear alone excepted, and will maintain and operate the equipment and every portion thereof in full compliance with all applicable laws, ordinances, regulations, decrees and orders, the violation of which would have a material adverse effect on the value of the Collateral. The Borrower will promptly notify the Bank of any event causing a material loss or decline in value of the Collateral whether or not covered by insurance and the amount of such loss or depreciation;

                  (h) The Borrower will promptly notify the Bank of (i) any materially adverse change in the Borrower's financial condition or business affairs, and (ii) any default, or any event or condition which with the passage of time would result in a default under any other Loan Document.

                  (i) Risk of loss of, damage to or destruction of the Collateral and all proceeds thereof is on the Borrower. The Borrower will maintain insurance at all times with respect to all Collateral as required by the Credit Agreement. In the event of failure to provide insurance as herein provided, the Bank may, at its option, obtain such insurance and the Borrower shall pay to the Bank, on demand, the cost thereof. Proceeds of insurance may be applied as provided in the Credit Agreement by the Bank to reduce the Secured Obligations or to repair or replace Collateral, all in the Bank's sole discretion.

                  (j) The security interests granted to the Bank pursuant to this Agreement constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests granted pursuant to this Agreement, all such action as is necessary or advisable to establish such rights of the Bank will have been taken, and upon execution and delivery of this Agreement and such filings, there will be no necessity for any further action in order to preserve, protect and continue such rights, except (i) the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements, (ii) perfection of interests in titled vehicles and (iii) filing additional financing statements if, as provided in this Agreement, additional locations or names are used. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  (k) The Borrower shall take all necessary action, at its own cost and expense, to observe and perform its agreements and covenants, and keep its representations and warranties true, correct, and complete under this Agreement.

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


                  (l) The Borrower's agreements, covenants, representations and warranties under this Agreement are continuing ones, shall at all times remain true, correct and complete and shall at all times be observed and performed and shall relate to each item of Collateral upon its coming into existence and at all times thereafter.

         5. EVENTS OF DEFAULT. The Borrower shall, at the option of the Bank, be in default under this Agreement upon the happening of any of the following events or conditions (each, an "Event of Default"):

                  (a) any Event of Default as defined in the Credit Agreement or any other Loan Document; or


                  (b) the failure of the Bank to have a Prior Security Interest in the Collateral; or

                  (c) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture of any property of the Borrower to any governmental entity, federal, state or local.

         6. REMEDIES. Upon the occurrence of any such Event of Default and at any time thereafter, the Bank shall have the right, without presentment, demand, protest or notice of any kind, to declare all or any part of the Secured Obligations secured thereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the Uniform Commercial Code.

                  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Borrower at least ten (10) days before the time of the intended sale or disposition. At any such sale or other disposition, the Bank may, to the extent permissible under applicable laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Bank's attorneys' fees and legal expenses, incurred or expended by the Bank to enforce any payment due it under this Agreement either as against the Borrower, or in the prosecution or defense of any action, or concerning any matter growing out of or in connection with the subject matter of this Agreement and the Collateral secured hereunder.

                  Without limiting the generality of any of the rights and remedies conferred upon the Bank under this paragraph, the Bank may, to the full extent permitted by the applicable laws (i) enter upon the premises of the Borrower (and, to the extent necessary in the judgment of the Bank, exclude therefrom the Borrower) and take immediate possession of the Collateral, either

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

personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so, (ii) at the Bank's option, use, operate, manage, and control the Collateral in any lawful manner, (iii) collect and receive all rents, income, revenue, earnings, and issues and profits therefrom, and (iv) maintain, repair, renovate, alter, or remove the Collateral as the Bank may determine in its exclusive discretion.

                  Each of the rights, privileges and remedies provided to the Bank hereunder or otherwise by law with respect to the Collateral shall be exercised only for the benefit of the Bank and any Collateral or proceeds thereof held or realized upon at any time by the Bank shall inure to the benefit of the Bank for the benefit of the Banks (i) first, to reimburse the Bank for expenses and fees incurred in connection with the Credit Agreement, this Agreement, and all other Loan Documents, including, without limitation, attorneys' fees and legal expenses, and (ii) second, to liquidate the Secured Obligations. Any surplus shall be paid to the Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction shall determine. The Borrower shall remain liable to the Bank for and shall pay to the Bank any deficiency which may remain after such sale or collection.

                  All of the rights and remedies of the Bank under this Agreement shall be cumulative and not exclusive of other rights and remedies which it otherwise would have, whether under the Credit Agreement, the Notes, the other Loan Documents, the Uniform Commercial Code, applicable law or otherwise.

         7. POWER OF ATTORNEY. The Borrower does hereby make, constitute and appoint any officer or agent of the Bank as the Borrower's true and lawful attorney-in-fact (without requiring any of them to act as such) with all necessary power to (i) at any time after the occurrence and during the continuance of an Event of Default, receive, open and dispose of all mail addressed to the Borrower and notify postal authorities to change the address for delivery thereof to such address as the Bank may designate, (ii) at any time after the occurrence and during the continuance of an Event of Default, endorse the name of the Borrower or any of the Borrower's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the possession of the Bank in full or part payment of any amounts owing to the Bank, (iii) to do any and all things necessary to be done in and about the premises as fully and with the same effect as the Borrower might or could do, including the right to sign, for the Borrower, UCC-1 financing statements and UCC-3 Statements of Change, provided that the Bank shall provide the Borrower with notice of any such action, and (iv) at any time after an occurrence of and during the continuance of an Event of Default, to sue for, compromise, settle and release all claims and disputes with respect to the Collateral. The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, except for gross negligence or willful misconduct of the Bank. This power of attorney is coupled with an interest and is irrevocable.

         8. PAYMENT OF EXPENSES. At its option, and after notice to the Borrower if no potential default or Event of Default exists, the Bank may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the

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

Collateral, as determined by the Bank to be necessary. The Borrower will reimburse the Bank on demand for any payment so made or any expense incurred by the Bank pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Bank.

         9. NOTICES. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made in accordance with Section 10.6 of the Credit Agreement. Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         10. PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

         11. ILLEGALITY. If any term, provision, or restriction of this Agreement is held to be invalid, void or unenforceable in any way in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect in such jurisdiction and shall in no way be affected, impaired or invalidated, and such invalidity or impairment shall not affect the validity and enforceability of such provision, covenant, or restriction in any other jurisdiction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         12. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any modification, amendment or waiver binding the Borrower must be consented to by the Borrower.

         13. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         14. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

         15. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators,

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

successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank, and the Bank at any time may assign this Agreement in whole or in part.

         16. INTERPRETATION. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or," the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         17. INDEMNITY. The Borrower agrees to indemnify each of the Bank and its directors, officers and employees and each legal entity, if any, who controls the Bank (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Agreement; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement. The Borrower may participate at its expense in the defense of any such claim.

         18. GOVERNING LAW; VENUE. The Uniform Commercial Code shall govern the attachment, perfection and the effect of attachment and perfection of the Bank's security interest in the Collateral, and the rights, duties and obligations of the Bank and the Borrower with respect thereto. Except as provided by the immediately preceding sentence, this Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and the execution and delivery thereof and the terms and provisions shall be governed by and construed in accordance with the laws of said Commonwealth. The Borrower irrevocably consents to the nonexclusive jurisdiction of the Court of Common Pleas of Allegheny County and the United States District Court for the Western District of Pennsylvania, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to it at the address provided for in Section 10.6 of the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof. The Borrower waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

         19. SELF-HELP REMEDIES. THE BORROWER KNOWINGLY CONSENTS TO THE BANK'S EXERCISE OF ITS RIGHTS AS A SECURED LENDER UNDER THE LOAN DOCUMENTS AND APPLICABLE LAW.

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

         20. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.




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                                      151

         WITNESS the due execution of this Security Agreement as a document under seal, as of the date first written above.

ATTEST:                                              THE MERTEN COMPANY,
                                                      an Ohio corporation



                                            By:
-------------------------                       --------------------------------
Name:                                           Name:
     --------------------                            --------------------------
                                            Title:
     --------------------                        -------------------------------

                                             PNC BANK, NATIONAL ASSOCIATION



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT "A"
                              TO SECURITY AGREEMENT


                                LIST OF EQUIPMENT

                                   EXHIBIT "B"
                              TO SECURITY AGREEMENT



Address of Borrower's chief executive office, including the county:

1515 Central Parkway
Cincinnati, Ohio  45214
Hamilton County

Address for books and records, if different:




Addresses of other Collateral locations, including counties and name and address of landlord or owner if location is not owned by the Borrower:


---------------------

---------------------

---------------------




Other names or trade names now or formerly used by the Borrower: